Exhibit 10.4

        THIRD AMENDMENT dated as of February 7, 2002 (this "Amendment") to the Credit Agreement dated as of April 19, 2001, as amended September 17, 2001 and December 21, 2001 (as the same may be further amended, restated, modified or otherwise supplemented, from time to time, the "Credit Agreement") by and among VEECO INSTRUMENTS, INC., a Delaware corporation (the "Company"), FLEET NATIONAL BANK, a national banking association, as Administrative Agent and as a Lender, JPMORGAN CHASE BANK, formerly known as The Chase Manhattan Bank, a New York banking corporation, as Syndication Agent and as a Lender, HSBC BANK USA, a New York banking corporation, as Documentation Agent and as a Lender, and the other Lenders party thereto.

WHEREAS, the Company, the Administrative Agent and the Lenders have agreed, subject to the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1.    Amendments.

        (a) The definition of "Consolidated Pre-Tax Income" in Section 1.01 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

    "Consolidated Pre-Tax Income shall be calculated excluding therefrom non-recurring merger and reorganization expenses of not more than $19,969,000 recorded in the Company's quarter ended December 31, 2001."

        (b) The definition of the term "Consolidated Pre-Tax Loss" in Section 1.01 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

    "Consolidated Pre-Tax Loss shall be calculated excluding therefrom non-recurring merger and reorganization expenses of not more than $19,969,000 recorded in the Company's quarter ended December 31, 2001."

        (c) The definition of the term "Consolidated Quick Ratio" in Section 1.01 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

    "For purposes of calculating the Consolidated Quick Ratio, there shall be excluded from Consolidated Current Liabilities, 80% of "Deferred Gross Profit arising from SAB 101" as reflected on the most recent consolidated balance sheet of the Company and its Subsidiaries delivered to the Lenders pursuant to the terms of this Agreement."

        (d) Section 7.13(c) of the Credit agreement is hereby amended and restated to provide in its entirety as follows:

    "(c) Consolidated Quick Ratio. Permit the Consolidated Quick Ratio to be less than 1.50:1.00 at any time."

2.    Miscellaneous.

The amendment effected hereby shall be conditioned upon the Company paying to the Administrative Agent for the ratable benefit of the Lenders a $30,000 amendment fee and shall be effective as of December 31, 2001.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.

Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

The Company hereby represents and warrants that (a) after giving effect to this Amendment, the representations and warranties made by the Company and each of its Subsidiaries pursuant to the Credit Agreement and the other Loan Documents to which each is a party are true and correct in all material respects as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date, unless such representation is as of a specific date, in which case, as of such date, and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Amendment. This Amendment shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Administrative Agent.

This Amendment shall constitute a Loan Document.

This Amendment shall governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Company and the Administrative Agent, as authorized on behalf of the Lenders, have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

VEECO INSTRUMENTS INC.
By:	/s/ JOHN F. REIN, JR.
	Name:	John F. Rein, Jr.
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
FLEET NATIONAL BANK, as Administrative Agent
By:	/s/ AUTHORIZED SIGNATORY
Name:
Title:

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